UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On October 18, 2016, New Market - Champions, LLC (the "Purchaser"), an indirect, wholly-owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), completed the acquisition of a fee simple interest in a grocery-anchored shopping center in Houston, Texas ("Champions Village") from HR Venture Properties I, LLC (the "Seller"). Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and owner of an approximate 96.5% interest in, PAC-OP. Outside of the acquisition of Champions Village, there is no relationship between the Company, PAC-OP or the Purchaser and the Seller.

This Current Report on Form 8-K is filed to provide certain financial information related to its acquisition of Champions Village required by Item 9.01(a) and (b) of Form 8-K.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Champions Village	F-1
Independent Auditors' Report	F-2
Statements of Revenues and Certain Expenses for the nine months ended September 30, 2016 (unaudited) and the year ended December 31, 2015	F-3
Notes to Statements of Revenues and Certain Expenses	F-4

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Statements	F-6
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016	F-7
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2016	F-8
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015	F-9
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-10

(c)    Exhibits

23.1	Consent of Deloitte & Touche LLP

CHAMPIONS VILLAGE
STATEMENTS OF REVENUES AND CERTAIN EXPENSES
WITH INDEPENDENT AUDITORS' REPORT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (UNAUDITED) AND
THE YEAR ENDED DECEMBER 31, 2015

INDEPENDENT AUDITORS’ REPORT

To Preferred Apartment Communities, Inc.:
We have audited the accompanying Statement of Revenues and Certain Expenses of Champions Village, for the year ended December 31, 2015, and the related notes (the “Statement”).
Management's Responsibility for the Statement
Management is responsible for the preparation and fair presentation of this Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of the Statement for the year ended December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
We draw attention to Note 2 of the Statement, which describes that the accompanying Statement was prepared for the purpose of complying with the rules and regulations under Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in the Form 8-K of Preferred Apartment Communities, Inc.) and is not intended to be a complete presentation of Champions Village’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP
Houston, Texas
February 6, 2017

Champions Village
Statements of Revenues and Certain Expenses for the nine months ended September 30, 2016 (unaudited) and the year ended December 31, 2015

	Nine Months ended September 30, 2016 (unaudited)	Year ended December 31, 2015
REVENUES:
Base rent	$3,319,268	$4,475,842
Tenant reimbursements	1,192,942	1,553,626
Other income	17,567	34,939
TOTAL REVENUES	4,529,777	6,064,407

CERTAIN EXPENSES:
Repairs and maintenance	404,729	517,645
Real estate taxes	881,722	1,162,316
Property management fees	147,655	182,367
Insurance	34,908	48,985
Utilities	143,071	167,109
Bad debt expense	198,125	9,624
Professional fees	78,759	16,725
General and administrative	29,302	46,736
TOTAL CERTAIN EXPENSES	1,918,271	2,151,507

Revenues in excess of certain expenses	$2,611,506	$3,912,900

See accompanying notes to Statements of Revenues and Certain Expenses.

Champions Village
Notes to Statements of Revenues and Certain Expenses

1.	ORGANIZATION

Preferred Apartment Communities, Inc. (the “Company”) was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, effective with its tax year ended December 31, 2011. The Company was formed to acquire multifamily and retail properties in select targeted markets throughout the United States. The Company is a majority owner in Preferred Apartment Communities Operating Partnership, L.P., which acquired a grocery-anchored shopping center in Houston, Texas (“Champions Village” or the "Property") from an unaffiliated third party (the “Seller”) on October 18, 2016. Prior to October 18, 2016, the Seller was responsible for all accounting and management decisions of the properties. The Property is anchored by a Randalls grocery store and as of September 30, 2016, was 77.3% occupied.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the properties for the periods presented, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

•Depreciation expense;
•Interest income and expense, including amortization of mortgage loan origination costs;
•Income tax expense;
•Amortization of in-place leases, above/below market lease intangibles, and lease origination costs, and
•Amortization of mortgage discounts and premiums.

Except as noted above, management is not aware of any material factors relating to the property that would cause the reported financial information not to be indicative of future operating results. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these Statements of Revenues and Certain Expenses have been included.

The Statement of Revenues and Certain Expenses and notes thereto for the nine months ended September 30, 2016 included in this report are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of revenues and certain expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

B.	Use of Estimates

The preparation of these Statements of Revenues and Certain Expenses in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses. Actual results could differ from those estimates.

C.    Revenue Recognition
Rental revenue is recognized on a straight-line basis. As such, the rental revenue for those leases that contain rent abatements and contractual increases are recognized on a straight-line basis over the applicable terms of the related lease. Percentage rents, which are based on tenants’ sales, are recognized once the sales reported by such tenants exceed any applicable breakpoints as specified in the tenants’ leases. The percentage rents are recognized based upon the measurement dates specified

Champions Village
Notes to Statements of Revenues and Certain Expenses

in the leases. Reimbursements from tenants for real estate taxes, insurance and other shopping center operating expenses are recognized as revenue in the period that the applicable costs are incurred.

D.    Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of repairs and maintenance, real estate taxes, management fees, insurance, utilities and other operating expenses that are expected to continue in the proposed future operations of the Property.

E.     Subsequent events

The Company has evaluated events through February 6, 2017, the date the Statements of Revenues and Certain Expenses were available to be issued and concluded that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the Statements of Revenues and Certain Expenses.

3.	OPERATING LEASES

The future minimum lease payments to be received under non-cancelable operating leases in effect as of December 31, 2015 are as follows:

2016	$3,708,707
2017	3,150,510
2018	2,362,166
2019	1,447,349
2020	1,187,796
thereafter	2,158,368

Total	$14,014,896

4.	COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management's knowledge is any material litigation currently threatened against the Property other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

5.	MANAGEMENT AGREEMENT

In connection with the management of the rental operations, a property management fee was paid to an unrelated third party, which was calculated as 3.0% of gross cash receipts plus $1,250 per quarter. Property management fees of $147,655 (unaudited) and $182,367 were recorded for the nine-month period ended September 30, 2016 and the year ended December 31, 2015, respectively.

6.    CONCENTRATION OF RISK

The Champions Village property is located in Houston, Texas and is subject to the risks of real property ownership and local and national economic growth trends.

Champions Village earned approximately 10.8% of its base rent revenue from its anchor tenant for the year ended December 31, 2015. The loss of this tenant could have a significant negative impact on operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company’s unaudited pro forma condensed consolidated balance sheet at September 30, 2016 illustrates the estimated effects of the purchase of the Champions Village property referred to in Item 8.01 above (the Transaction) as if it had occurred on such date.

The accompanying unaudited pro forma condensed consolidated statements of operations of the Company are presented for the nine months ended September 30, 2016 and the year ended December 31, 2015 (the "Pro Forma Periods"), and illustrate the estimated effect of the Transaction as if it had occurred on January 1, 2015.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company's financial results in the future and should be read in conjunction with the Company's financial statements as filed on Form 10-K for the year ended December 31, 2015 and on Form 10-Q for the interim period ended September 30, 2016.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016

	PAC REIT Historical (See Note 1)	Acquired Champions Village (See Note 1)		PAC REIT Pro Forma
Assets
Real estate
Land	$260,222,888	$12,812,546	A	$273,035,434
Building and improvements	1,333,186,314	30,647,609	A	1,363,833,923
Tenant improvements	14,132,772	2,751,796	A	16,884,568
Furniture, fixtures, and equipment	125,292,571	—		125,292,571
Construction In progress	2,879,528	—		2,879,528
Gross real estate	1,735,714,073	46,211,951		1,781,926,024
Less: accumulated depreciation	(87,020,014)	—		(87,020,014)
Net real estate	1,648,694,059	46,211,951		1,694,906,010
Real estate loans, net of deferred fee income	195,971,159	—		195,971,159
Real estate loans to related parties, net	109,436,327	—		109,436,327
Total real estate and real estate loans, net	1,954,101,545	46,211,951		2,000,313,496

Cash and cash equivalents	10,462,384	(3,492,808)	B	6,969,576
Restricted cash	32,948,161	1,316,883	A	34,265,044
Notes receivable	14,341,875	—		14,341,875
Note receivable and line of credit to related party	20,986,537	—		20,986,537
Accrued interest receivable on real estate loans	17,669,121	—		17,669,121
Acquired intangible assets, net of amortization	49,825,572	6,075,918	A	55,901,490
Deferred loan costs for revolving line of credit	1,738,508	—		1,738,508
Deferred offering costs	3,809,014	—		3,809,014
Tenant receivables and other assets	17,654,353	701,064	A	18,355,417

Total assets	$2,123,537,070	$50,813,008		$2,174,350,078

Liabilities and equity

Liabilities
Mortgage notes payable, principal amount	$1,183,335,433	$27,400,000	B	$1,210,735,433
Less: deferred loan costs, net of amortization	(19,317,090)	(1,018,678)	B	(20,335,768)
Mortgage notes payable, net of deferred loan costs	1,164,018,343	26,381,322		1,190,399,665
Revolving line of credit	82,000,000	20,000,000	B	102,000,000
Term note payable	11,000,000	—		11,000,000
Less: deferred loan costs	(67,032)	—		(67,032)
Term note payable, net of deferred loan costs	10,932,968	—		10,932,968
Real estate loan participation obligation	19,638,232	—		19,638,232
Accounts payable and accrued expenses	25,309,813	1,154,889	A	26,464,702
Accrued interest payable	3,490,151	—		3,490,151
Dividends and partnership distributions payable	9,056,611	—		9,056,611
Acquired below market lease intangibles	19,180,354	3,017,960	A	22,198,314
Security deposits and other liabilities	5,161,358	258,837	A	5,420,195
Total liabilities	1,338,787,830	50,813,008		1,389,600,838

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share;
1,050,000 shares authorized; 809,460 shares issued and
802,032 shares outstanding	8,020	—		8,020
Common Stock, $0.01 par value per share; 400,066,666 shares
authorized; 24,658,034 shares issued and outstanding	246,580	—		246,580
Additional paid-in capital	802,559,257	—		802,559,257
Accumulated deficit	(19,384,106)	—		(19,384,106)
Total stockholders' equity	783,429,751	—		783,429,751
Non-controlling interest	1,319,489	—		1,319,489
Total equity	784,749,240	—		784,749,240

Total liabilities and equity	$2,123,537,070	$50,813,008		$2,174,350,078

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Nine Months Ended September 30, 2016

	PAC REIT Historical (See note 1)	Acquired Champions Village (See Note 1)	Other Pro Forma Adjustments (See note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$96,541,544	$3,319,268	$536,556	AA	$100,397,368
Other property revenues	13,290,330	1,210,509	—		14,500,839
Interest income on loans and notes receivable	20,984,625	—	—		20,984,625
Interest income from related parties	10,310,563	—	—		10,310,563
Total revenues	141,127,062	4,529,777	536,556		146,193,395

Operating expenses:
Property operating and maintenance	13,883,133	745,925	—		14,629,058
Property salary and benefits reimbursement to
related party	7,688,470	—	—		7,688,470
Property management fees	4,308,841	147,655	29,667	BB	4,486,163
Real estate taxes	15,457,134	881,722	—		16,338,856
General and administrative	3,255,728	29,302	—		3,285,030
Equity compensation to directors and
executives	1,867,706	—	—		1,867,706
Depreciation and amortization	54,981,064	—	2,558,703	CC	57,539,767
Acquisition and pursuit costs	6,179,442	—	(31,950)	DD	6,147,492
Acquisition fees to related parties	706,422	—	—		706,422
Asset management fees to related party	9,484,161	—	296,248	EE	9,780,409
Insurance, professional fees and other expenses	4,216,838	113,667	—		4,330,505
Total operating expenses	122,028,939	1,918,271	2,852,668		126,799,878
Contingent asset management and general and
administrative expense fees	(1,458,245)	—	—		(1,458,245)

Net operating expenses	120,570,694	1,918,271	2,852,668		125,341,633

Operating income (loss)	20,556,368	2,611,506	(2,316,112)		20,851,762
Interest expense	30,688,505	—	1,365,996	FF	32,054,501

Net (loss) income before gain on real estate	(10,132,137)	2,611,506	(3,682,108)		(11,202,739)
Gain on sale of real estate, net of disposition expenses	4,271,506	—	—		4,271,506
Net (loss) gain	(5,860,631)	2,611,506	(3,682,108)		(6,931,233)
Consolidated net loss attributable to
non-controlling interests	175,045	—	52,834	GG	227,879

Net (loss) income attributable to the Company	(5,685,586)	2,611,506	(3,629,274)		(6,703,354)

Dividends declared to Series A preferred
stockholders	(28,341,723)	—	—		(28,341,723)
Earnings attributable to unvested restricted stock	(12,434)	—	—		(12,434)

Net loss attributable to common stockholders	$(34,039,743)	$2,611,506	$(3,629,274)		$(35,057,511)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(1.45)				$(1.49)

Weighted average number of shares of Common
Stock outstanding, basic and diluted	23,552,951				23,552,951

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2015

	PAC REIT Historical (See note 1)	Acquired Champions Village (See Note 1)	Other Pro Forma Adjustments (See note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$69,128,280	$4,475,842	$798,437	AA	$74,402,559
Other property revenues	9,495,522	1,588,565	—		11,084,087
Interest income on loans and notes receivable	23,207,610	—	—		23,207,610
Interest income from related parties	7,474,100	—	—		7,474,100
Total revenues	109,305,512	6,064,407	798,437		116,168,356

Operating expenses:
Property operating and maintenance	10,878,872	694,378	—		11,573,250
Property salary and benefits reimbursement to related
party	5,885,242	—	—		5,885,242
Property management fees	3,014,801	182,367	49,361	BB	3,246,529
Real estate taxes	9,934,412	1,162,316	—		11,096,728
General and administrative	2,285,789	46,736	—		2,332,525
Equity compensation to directors and executives	2,362,453	—	—		2,362,453
Depreciation and amortization	38,096,334	—	4,071,806	CC	42,168,140
Acquisition and pursuit costs	4,186,092	—	—		4,186,092
Acquisition fees to related parties	4,967,671	—	—		4,967,671
Asset management fees to related party	7,041,226	—	392,312	DD	7,433,538
Insurance, professional fees and other expenses	3,568,356	65,710	—		3,634,066
Total operating expenses	92,221,248	2,151,507	4,513,479		98,886,234
Asset management and general and administrative
expense fees deferred	(1,805,478)		—		(1,805,478)

Net operating expenses	90,415,770	2,151,507	4,513,479		97,080,756

Operating income (loss)	18,889,742	3,912,900	(3,715,042)		19,087,600
Interest expense	21,315,731	—	1,823,247	EE	23,138,978

Net (loss) income	(2,425,989)	3,912,900	(5,538,289)		(4,051,378)
Consolidated net loss attributable to
non-controlling interests	25,321	—	27,917	FF	53,238

Net (loss) income attributable to the Company	(2,400,668)	3,912,900	(5,510,372)		(3,998,140)

Dividends declared to Series A preferred stockholders	(18,751,934)	—	—		(18,751,934)
Earnings attributable to unvested restricted stock	(19,256)	—	—		(19,256)

Net (loss) income attributable to common stockholders	$(21,171,858)	$3,912,900	$(5,510,372)		$(22,769,330)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(0.95)				$(1.03)

Weighted average number of shares of Common Stock
outstanding, basic and diluted	22,182,971				22,182,971

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.    Basis of Presentation

Preferred Apartment Communities, Inc. was formed as a Maryland corporation on September 18, 2009, and elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, effective with its tax year ended December 31, 2011. Unless the context otherwise requires, references to the "Company", "we", "us", or "our" refer to Preferred Apartment Communities, Inc., together with its consolidated subsidiaries, including Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of its business strategy, the Company may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, the Company may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of its assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types, membership or partnership interests in other income-producing property types as determined by its Manager (as defined below) as appropriate for the Company. The Company is externally managed and advised by Preferred Apartment Advisors, LLC, or its Manager, a Delaware limited liability company and a related party.

On October 18, 2016, the Company acquired a grocery-anchored shopping center in Houston, Texas ("Champions Village").

The Unaudited Pro Forma Condensed Consolidated Balance Sheet includes three columns.  The first column labeled "PAC REIT Historical" represents the actual financial position of the Company as of September 30, 2016. The second column, entitled "Acquired Champions Village" represents the pro forma adjustments required in order to reflect the balance sheet impact of the addition of the Property as if the acquisition had occurred on September 30, 2016, including the new mortgage financing. The third column, entitled "PAC REIT Pro Forma" presents the combined pro forma condensed consolidated balance sheet of the Company as of September 30, 2016, as described in note 2.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine-month period ended September 30, 2016 includes four columns. The first column labeled "PAC REIT Historical" represents the actual results of operations of the Company for the nine months ended September 30, 2016. The second column, entitled "Acquired Champions Village" represents the historical revenues and operating expenses of the Property for the nine-month period ended September 30, 2016. The third column, entitled "Other Pro Forma Adjustments" represents the pro forma adjustments required to reflect the acquired Property as described in note 3. The fourth column, entitled "PAC REIT pro forma" presents the combined pro forma results of operations of the Company for the nine months ended September 30, 2016.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015 also includes four columns and follows the same approach described above.

The results presented on the Unaudited Pro Forma Condensed Consolidated Statements of Operations assume the acquisition closed on January 1, 2015 and present pro forma operating results for the nine months ended September 30, 2016 and the year ended December 31, 2015. These Unaudited Pro Forma Condensed Consolidated Statements of Operations should not be considered indicative of future results.

2.      Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A)     The Company allocated the purchase price of Champions Village to the acquired assets and liabilities based upon their fair values, as shown in the following table. The purchase price allocation was based upon the Company's best estimates of the fair values of the acquired assets and liabilities, but is preliminary and is subject to refinement for a period of up to one year from the closing of the acquisition.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Champions Village
Land	$12,812,546
Building	28,392,601
Site Improvements	2,255,008
Tenant Improvements	2,751,796
Restricted cash	1,316,883
Above Market Leases	765,811
In Place - Leasing and Legal Costs	1,026,347
In Place - Forgone Rent/Expense	4,283,760
Other assets / prepaids	701,064
Accounts payable and accrued expenses	(1,154,889)
Below Market Leases	(3,017,960)
Security deposits, prepaid rents and other liabilities	(258,837)

Net assets acquired	$49,874,130

The fair value of the building was estimated on an as-if-vacant basis, based on relevant information obtained in connection with the acquisition of these properties and is to be depreciated on a straight-line basis over its estimated remaining useful life of 40 years. The estimated fair value of acquired in-place leases are estimates of the costs the Company would have incurred to lease the property to the occupancy level of the properties at the dates of acquisition. Tenant improvements, in-place leases and above-market and below-market leases are all depreciated or amortized over the remaining individual non-cancelable lease terms.

(B)    The Company financed the acquisition of Champions Village with a combination of new mortgage indebtedness, a draw on its revolving line of credit (see note 3.FF on the following page) and with cash on hand. The deferred loan origination costs are to be amortized over the lives of the loans using the effective interest method and include a loan coordination fee of $394,560, which was paid to the Company's Manager. The pro forma adjustment to cash was calculated as follows:

Proceeds from mortgage debt financing	$27,400,000
Proceeds from draw on revolving line of credit	20,000,000
less:
Purchase price	(49,874,130)
Loan coordination fees	(394,560)
Deferred loan costs	(624,118)

Net cash adjustment	$(3,492,808)

3.     Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations

The adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2016 are as follows:

(AA)    Reflected in the pro forma adjustment is the Company's estimate of the amount of below-market retail leases which are to be amortized into income over the actual underlying lease terms.

(BB)    Effective with the purchase of Champions Village by the Company, property management was assumed by an unaffiliated third party and the property management fee will be calculated as 3.5% of monthly gross rental income. The pro forma adjustment reflects this additional cost burden on the acquired property's operations.

(CC)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation and amortization

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

charges that would have been incurred by Champions Village. The adjustments utilize a straight-line depreciation method using 40 year remaining useful lives for the building, and over the non-cancelable remaining individual lease terms ranging from one month to 10 years for tenant improvements, in-place leases, and above-market and below market lease intangibles.

(DD)    The Company had recorded due diligence costs related to Champions Village during the nine months ended September 30, 2016 of approximately $32,000. These costs are removed for pro forma purposes.

(EE)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total acquired assets from Champions Village, as adjusted, plus the pro forma loan coordination fee and loan origination costs incurred. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of Champions Village for the nine months ended September 30, 2016.

(FF)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on the $27.4 million of mortgage debt, the amortization of associated debt issuance costs, and interest accrued on the drawn proceeds from the Company's revolving line of credit of $20 million. The mortgage matures on November 1, 2021 and accrues interest at a variable rate of the greater of 3.25% or the monthly London Interbank Offered Rate ("1 Month LIBOR"), plus a spread of 3.0% per annum. The revolving line of credit bears interest at a rate of 1 Month LIBOR, plus a spread of 3.25% per annum. If 1 Month LIBOR were to fluctuate upward or downward by 1/8%, it would result in an increase or decrease in interest expense of approximately $33,000 for the pro forma nine month period ended September 30, 2016.

(GG)      Outstanding Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 3.27% for the nine months ended September 30, 2016. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

The adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015 are as follows:

(AA)    Reflected in the pro forma adjustment is the Company's estimate of the amount of below-market retail leases which are to be amortized into income over the actual underlying lease terms.

(BB)    Effective with the purchase of Champions Village by the Company, property management was assumed by an unaffiliated third party and the property management fee will be calculated as 3.5% of monthly gross rental income. The pro forma adjustment reflects this additional cost burden on the acquired property's operations.

(CC)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation and amortization charges that would have been incurred by Champions Village. The adjustments utilize a straight-line depreciation method using 40 year remaining useful lives for the building, and over the non-cancelable remaining individual lease terms ranging from one month to 10 years for tenant improvements, in-place leases, and above-market and below market lease intangibles.

(DD)          The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total acquired assets from Champions

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Village, as adjusted, plus the pro forma loan coordination fees and loan origination costs incurred. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of Champions Village for the year ended December 31, 2015.

(EE)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on the $27.4 million of mortgage debt, the amortization of associated debt issuance costs, and interest accrued on the drawn proceeds from the Company's revolving line of credit of $20 million. The mortgage matures on November 1, 2021 and accrues interest at a variable rate of the greater of 3.25% or the monthly London Interbank Offered Rate ("1 Month LIBOR"), plus a spread of 3.0% per annum. The revolving line of credit bears interest at a rate of 1 Month LIBOR, plus a spread of 3.25% per annum. If 1 Month LIBOR were to fluctuate upward or downward by 1/8%, it would result in an increase or decrease in interest expense of approximately $34,000 for the pro forma twelve-month period ended December 31, 2015.

(FF)      Outstanding Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 1.24% for the twelve months ended December 31, 2015. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: February 6, 2017	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary